Exhibit 10.1

The following exhibit is a translation of the original Chinese document, filed pursuant to Regulation S-T, Rule 306(a).

FOREIGN EXCHANGE LOAN CONTRACT

Lender:	Industrial and Commercial Bank of China Limited, Huizhou Huinan Sub-branch (hereinafter referred to as "Party A")

Person in Charge:  Zhang Jian

Place of Domicile (Address):  No. 2, Xiapu Nan Street 2, Lane 1, Huizhou City, Guangdong Province, People’s Republic of China

Tel. No.: 86 752- 2101793	Postal Code: 516001

Borrower:	Merix Printed Circuits Technology Limited (hereinafter referred to as "Party B")

Legal Representative:  Linda V Moore

Place of Domicile (Address):  No. 23 Yinling Road, Chenjiang Town, Huizhou City, Guangdong Province, People’s Republic of China

Tel. No.: 86 752-2617111	Postal Code: 516229

Table of Contents

For the purpose set forth under Article 2.1 hereof, Party B has filed an application for loan with Party A.  Upon achieving consensus through consultations on the basis of equality, the Parties hereby enter into and agree to be bound by this Contract.  Party A agrees to provide foreign exchange __working capital__ (working capital/fixed asset) loan to Party B subject to the satisfaction of those terms set forth under this Contract.

ARTICLE 1 DEFINITIONS AND INTERPRETATION

Article 1.1    The following terms as used in this Contract shall have the meanings set forth below:

A.           "Interest Settlement Date" – if interest is calculated on a monthly basis, the Interest Settlement Date shall be the 20th day of each month; if interest is calculated on a quarterly basis, the Interest Settlement Date shall be the 20th day of the last month of each quarter; and if interest is calculated on a half-yearly basis, the Interest Settlement Date shall be June 20 and December 20 of each year.

B.           "Interest Period" – the first Interest Period shall commence on the day on which Party B actually draws down the loan and end on the first Interest Settlement Date; the final Interest Period shall commence on the day immediately following the last Interest Period and end on the final repayment date; and the other Interest Periods shall commence on the day immediately following the last Interest Period and last until the next Interest Settlement Date.

C.            "LIBOR" – the offer rate for US Dollar (the loan currency under this Contract) loan having a term of three months (three months/six months), appearing on the screen page designated "LIBOR=" of the financial telecommunications terminal of REUTERS as at 11.00a.m. (London time) on the date which is two Bank Working Days prior to the beginning of each Interest Period.

D.           "Bank Working Day" – statutory working day.

E.           "Drawdown Period" – the period for loan drawdown as specified under Article 4.4 hereof.

Article 1.2    Interpretation

A.          The table of contents and headings of this Contract are inserted for ease of reference only and shall not affect the construction of any provisions of this Contract.

B.           References to "amendments" shall include references to revisions, supplements, substitutions and updates.

C.           If any date of drawdown or repayment or any Interest Settlement Date falls on a non-Bank Working Day, the drawdown or repayment date or the Interest Settlement Date shall be postponed until the next nearest Bank Working Day.

D.          References a "Party" hereof shall include references to the successors and assigns of such Party.

ARTICLE 2  LOAN

Article 2.1    The amount of the loan under this Contract shall be equal to USD1,500,000 (United States Dollars One Million Five Hundred Thousand Only) (in the event of any discrepancy between the amount in words and in Arabic numerals, the amount in words shall prevail) to be used by Party B as  working capital.

Article 2.2           The term of the loan hereunder shall be 12 months, as calculated from the date of actual drawdown of the loan; and if the loan is drawn down by installments, the term of the loan shall be calculated as from the date of actual drawdown of the loan for the first time.  The practical drawdown and maturity dates shall be the dates stated on the indebtedness certificate.  The indebtedness certificate shall be an integral part of this Contract and shall have the same legal effect as this Contract.

ARTICLE 3   CONDITIONS PRECEDENT TO DRAWDOWN

3.1         The following conditions precedent to drawdown must be satisfied before Party B can draw down the loan; if not, Party A shall not be obliged to release any amount to Party B:

A.          the formalities relating to the application for drawdown have been completed;

B.          Party A shall have received the following documents and shall have approved the form and substance of each document:

(a)         duplicate copy of the Foreign Exchange Loan (on-lending) Registration Certificate;

(b)         certification on use of foreign exchange account as issued by the competent department for exchange control located at the place of incorporation of Party B;

C.          except in the case of fiduciary loan, the guarantor shall have already provided security deemed to be legal and valid by Party A as agreed under Article 8 hereof, the relevant security documents shall have come into effect and the relevant registration formalities shall have been completed properly;

D.          the amount of loan being drawn down shall have been used properly and no event of default as provided under or in relation to this Contract shall have occurred; and

E.           if the loan hereunder is to be used for fixed asset investment, the following conditions shall be satisfied as well:

(a)          the capital or other supporting funds for the project to be constructed by making use of the loan hereunder shall have been contributed in full as scheduled and in the proportion specified;

(b)         no cost overrun shall have occurred or the problem of cost overrun shall have been settled by self-raised funds; and

(c)          the project milestones shall have been satisfied according to the plan.

F.           other conditions precedent to drawdown as put forward by Party A.

ARTICLE 4  DRAWDOWN

Article 4.1            Party B shall draw down the loan hereunder pursuant to the method set forth in __A_ below:

A.          to draw down all amounts in a lump after this Contract has come into effect;

B.           to draw down by installments according to the drawdown plan set forth below after this Contract has come into effect:

a.           _______________________________________;

b.           _______________________________________;

c.           _______________________________________;

d.           _______________________________________;

Article 4.2            If the loan is to be drawn down by installments, Party B shall submit an irrevocable Notice of Drawdown (as attached hereto) 10 Bank Working Days prior to each drawdown.

Article 4.3            After Party B has completed the formalities for drawdown, Party A shall deposit the loan into the foreign exchange loan special-purpose account designated by Party B on the loan release date specified in the certificate of indebtedness.

Article 4.4           The Drawdown Period hereunder shall be _12___ months as calculated from the date on which this Contract becomes effective.  Upon the expiration of the Drawdown Period, any portion of the loan not being drawn down shall be deemed to have been cancelled automatically unless otherwise agreed by Party A.

ARTICLE 5  INTEREST RATE, INTEREST AND FEES

Article 5.1            The interest rate for the loan under this Contract shall be determined pursuant to the method set forth in ___C____ below:

A.           A fixed rate of _____ % per annum.

B.           The interest rate shall be determined by Party A and Party B through consultations every ____ (1/3/6) month(s) based on the foreign exchange base lending rate published by Party A, and the interest rate for the first Interest Period shall be _____ % per annum.

C.           A floating interest rate which is the sum of the LIBOR for a term of 3 months (3/6 months) and the margin of 1.5% .

Article 5.2            The interest of the loan hereunder shall be settled on a quarterly (monthly/quarterly/half-yearly) basis.  Interest shall accrue on a daily basis from the date of actual drawdown based on the actual number of days in each Interest Period.

Article 5.3            Party B shall pay interest for the corresponding Interest Period to Party A on each Interest Settlement Date.  The interest shall be paid up with principal upon maturity of loan.

Article 5.4            Apart from interest payment, Party B shall also make payment of the fees set forth in __\__ below to Party A:

A.           Management fees: to be paid to Party A in a lump within 10 days after the date of effectiveness of this Contract at 0% of the total amount of the loan.

B.           Commitment fees: to be paid to Party A together with the interest on each Interest Settlement Date, to be computed daily at 0% of the amount of loan yet to be drawn down within each Drawdown Period.

C.           Miscellaneous fees (inclusive of solicitor fees): to be paid to Party A in a lump within 10 days after the date of effectiveness of this Contract according to the actual amount incurred.

D.           Other fees: ________________0___________________.

ARTICLE 6  REPAYMENT

Article 6.1            Party B elects to repay the principal of the loan hereunder pursuant to the method set forth in ___A___ below:

A.           One-off repayment upon maturity of loan.

B.           Repayment by installments on the date and in the amount set forth below:

a.           _______________________________________;

b.           _______________________________________;

c.           _______________________________________;

d.            _______________________________________;

Article 6.2            Party B shall deposit sufficient funds for repayment of the principal and interest for the period concerned in its foreign exchange loan repayment special-purpose account opened with Party A one Bank Working Day prior to the repayment date and Interest Settlement Date such that Party A may transfer and collect the payment on such repayment date and Interest Settlement Date on its own.

Article 6.3            If the amount in the foreign exchange loan repayment special-purpose account is not sufficient to pay any amount due hereunder, Party B agrees that Party A may, and authorizes Party A to transfer and collect from other accounts opened by Party B with the banking system of the Industrial and Commercial Bank of China according to the order of priorities of fees, interest and principal through the account opening bank.

 Article 6.4           If Party B wishes to renew the loan, it shall submit a written application to Party A 30 Bank Working Days prior to the maturity of the loan.  Upon consent of Party A, the Parties shall enter into a loan renewal agreement.

ARTICLE 7  EARLY REPAYMENT

Article 7.1            If Party B wishes to make early repayment of all or part of the loan, it shall submit a written application to Party A 15 Bank Working Days prior to the proposed early repayment date, and shall handle the formalities for repayment with the competent department for exchange control located at the place of incorporation of Party B and may make early repayment only upon the written consent of Party A.

Article 7.2            Any losses suffered by Party A as a result of early repayment by Party B shall be compensated by Party B.  The amount of compensation shall be 0% of the amount of early repayment and shall be paid together with the interest and principal payable.

Article 7.3            In making early repayment, Party B shall simultaneously settle in full all amount due payable under this Contract up to the early repayment date, including the principal, interest and all other fees.

Article 7.4            The amount of principal to be repaid earlier by Party B shall not be less than _____/_____ (type of currency), and shall be (an) integral multiple(s) of _____/_____ (type of currency) or the outstanding balance of the loan yet to be repaid.

Article 7.5            No amount of early repayment shall be drawn down over again.

ARTICLE 8 SECURITY

Article 8.1            Except in the case of fiduciary loan, Party B shall provide security for its indebtedness hereunder which is deemed to be legal and valid by Party A.

Article 8.2            If there is any change in the security hereunder which is detrimental to the creditor's rights of Party A, Party B shall notify Party A promptly and shall provide separately other security approved by Party A.

ARTICLE 9  REPRESENTATIONS AND WARRANTIES

Article 9.1            Party B represents and warrants to Party A as follows:

A.           Party B is duly registered and established under the laws of the People's Republic of China and carries out its business operation activities lawfully within the scope permitted under its business license;

B.           Party B possesses the capability to perform its rights and obligations hereunder;

C.           the execution and performance by it of this Contract will not contravene or conflict with any laws and administrative rules and regulations binding upon it; and its performance of this Contract will not cause any violation by Party B of other contracts binding upon it or other documents and articles of association approving its establishment;

D.           all information provided by Party B to Party A is true, accurate and complete without any non-disclosure.

ARTICLE 10  UNDERTAKINGS

Article 10.1          Until Party B has performed in full its obligations hereunder, Party B undertakes with Party A that:

A.           it will make full payment of the loan principal and interest and other payments payable promptly as agreed;

B.           the indebtedness hereunder shall at all times rank pari passu with other indebtednesses of Party B having the same ranking unless otherwise provided under the laws of the People's Republic of China;

C.           it will provide promptly financial statements for different periods and other information reflecting its repayment capability as requested by Party A, including information on all account opening banks, account numbers, balance of deposits and the like, and will cooperate actively with Party A in supervision and investigation over the use of loan under the Contract;

D.           in case of deteriorated financial position or any circumstances which may threaten the safety of the loan under this contract, Party A shall immediately notify Party B and shall adopt effective measures to guarantee that the loan principal and interest will be repaid according to the schedule agreed hereunder;

E.           in case of a change in the form of operation having any material impact on the repayment capability of Party B (including but not limited to joint stock restructuring, contracting, lease, merger, division, joint operation or equity or cooperative joint ventures with foreign investors), or a change in the scope of business, registered capital or equity ownership, Party B shall notify Party A in writing at least 30 days in advance and obtain the consent of Party A.  If any of the above acts has any adverse effect on the creditor's rights of Party A, Party B shall guarantee to adopt effective remedial measures such that the loan hereunder can be repaid in full on schedule;

F.           in case of going out of business, dissolution, cessation of production for rectification or revocation of business license, Party B shall repay the principal and interest immediately;

G.           Party B shall inform Party A in writing immediately upon any change of its articles of association, legal representative, business scope, correspondence address or any other important matters;

H.          if Party B is involved in or might be involved in any material economic dispute legal proceedings or arbitration or any other legal proceedings or arbitration which has caused or might cause substantial impairment of the rights of Party A hereunder, Party B shall notify Party A in writing immediately.

Article 10.2          Party A undertakes with Party B that:

A.          it will release the loan promptly as agreed hereunder;

B.           it will maintain the confidentiality of non-public information contained in the relevant documents, financial statements and other relevant information provided by Party B in performing its obligations under this Contract except otherwise provided under the laws and regulations.

ARTICLE 11  RESTRICTIONS IN RELATION TO AFFILIATED ENTERPRISES

Article 11.1          Party B shall promptly, completely and accurately disclose to Party A its relationships with its affiliated parties and its connected transactions.  If Party B fails to perform the above information disclosure obligations, or should any of the following situations occur in relation to Party B or any of its affiliated parties, which may have any adverse impact on Party B's performance of its obligations under the original contract, Party A shall have the right to take remedial measures provided under this Contract or specified by the laws:

A.          the financial situation of an affiliated party of Party B has deteriorated;

B.           a case relating to Party B or any of its affiliated parties has been placed on file for investigation in accordance with the law by a judicial organ or other law enforcement or administrative organs, such as the taxation or industrial and commercial authorities, or punitive measures have been adopted by such authorities against Party B or any of its affiliated parties in accordance with the law;

C.           there is any change in the relationships, whether controlling or being controlled, between Party B and any of its affiliated parties;

D.           an affiliate of Party B is involved in or might be involved in any material economic dispute, legal proceedings or arbitration;

E.           there is any abnormal changes in the principal investors or key management personnel of Party B, or any of them is suspected of violation of laws and commitment of offences, and as a result, is invested or is restricted in his personal freedom by the judicial organ in accordance with the law;

F.           other matters arising in relation to an affiliated party of Party B, which may have an adverse effect on Party B.

Article 11.2          If a material connected transaction (including but not limited to sale and purchase, lease, lending, asset transfer and the like) between Party B and any of its affiliated parties satisfies any one of the following situations, such transaction must be subject to the consent of Party A; otherwise, Party A shall have the right to take remedial measures provided under this Contract or specified by the laws:

A.          the transaction amount reaches or exceeds 5% of the audited total asset value for the latest year;

B.          the transaction amount reaches or exceeds 20% [translator's note: the meaning of "or more" in the Chinese version should be omitted] of the audited net asset value for the latest year;

C.          the transaction amount reaches or exceeds 10%  [translator's note: the meaning of "or more" in the Chinese version should be omitted] of the audited pre-tax profits for the latest year.

Article 11.3          In accordance with the Accounting Standards for Enterprises - Disclosure of Affiliate Party Relationships and Their Transactions promulgated by the Ministry of Finance of the People's Republic of China, an "affiliated party", for the purpose of this Article, shall refer to:

A.          other enterprises directly or indirectly controlled by or controlling Party B, or under common control by another enterprise;

B.           joint ventures of Party B;

C.           joint operation enterprises of Party B;

D.           the principal investors or key management personnel of Party B or their close family members;

E.           other enterprises directly controlled by the principal investors or key management personnel of Party B or their close family members.

Article 11.4          Other terms as used in this Article shall have the same meanings ascribed to them in the Accounting Standards for Enterprises - Disclosure of Affiliate Party Relationships and Their Transactions promulgated by the Ministry of Finance of the People's Republic of China.

ARTICLE 12  REMEDIES FOR BREACH OF CONTRACT

Article 12.1         Should any of the following situations occur and if Party A considers that such situation is remediable, Party B shall take remedial measures satisfactory to Party A within the period prescribed by Party A; otherwise, Party A shall have the right to stop releasing any loan yet to be released, declare the acceleration of maturity of the loan and accelerate the recovery of all or any portion of the loan released, and shall have the right to take other remedial measures for breach of contract as provided hereunder simultaneously and may cancel this Contract in the most serious case:

A.           Party B fails to perform any of its obligations hereunder or violates any of its representations, warranties and undertakings made herein;

B.           Party B fails to repay any other indebtednesses (principal or interest) upon maturity (inclusive of declared accelerated maturity), or Party B fails to perform or violates any obligation or document relating to any of its indebtednesses, warranties or other obligations, which has affected or may affect the performance by Party B of its obligations hereunder;

C.           any other material adverse change in the situation of Party B itself, which has affected or may affect the ability of Party B to perform its obligations hereunder;

D.          Should any of the above situations occur, Party A shall have the right to declare the acceleration of maturity of the loan, stop releasing the loan or cancel this Contract.

Article 12.2          If Party B fails to use the loan for the purpose agreed under Article 2.1 hereof, Party A shall have the right to collect default penalty on a daily basis at 50% of the portion of loan used in violation of the terms

Article 12.3          If Party B fails to repay the loan as agreed upon maturity (inclusive of declared accelerated maturity), penalty interest will be collected at 20% upward of the original interest rate as from the day that the loan repayment is overdue.

Article 12.4         If Party B fails to make any interest payment as scheduled within the term of the loan, compound interest will be calculated and collected at the interest rate agreed hereunder; and compound interest will be calculated and collected at the interest rate determined under Article 12.3 after the loan repayment is overdue.

Article 12.5          If any of the following situations should occur in relation to Party B, Party B shall bear any additional fees and losses of Party A arising as a result thereof, and shall adopt remedial measures promptly at the request of Party A and provide true and accurate information separately:

A.          Party B fails to provide promptly financial statements and other information as requested by Party A, and fails to cooperate actively with Party A in supervision and investigation over the use of loan;

B.           the contents of any document, financial statement and other relevant information provided to Party A are untrue;

C.           Party B fails to make relevant notices as agreed hereunder or the contents of any notice do not tally with the truth.

Article 12.6          If Party A refuses to release or postpones releasing the loan without proper reason, it shall pay default penalty to Party B on a daily basis at 0%_of the portion of loan not released as agreed hereunder.

Article 12.7          If Party B fails to repay the principal, interest, penalty interest and any other fees relating to the loan on maturity (inclusive of declared accelerated maturity) as agreed hereunder, Party A shall have the right to freeze or detain and transfer, through the account opening bank, the relevant payment from all accounts opened by Party B with the banking system of the Industrial and Commercial Bank of China to repay all indebtednesses under this Contract.

If any amount frozen or detained and transferred is in Renminbi, such amount shall be converted according to the foreign exchange selling rate quoted by Party A on the day that such amount is frozen or detained and transferred, and foreign exchange shall be purchased for repayment of the loan upon approval of the exchange control department of the State; provided, however, that interest and other fees arising from the day that such amount is frozen or detained and transferred to the day of actual purchase of foreign exchange, as well as any difference due to exchange rate fluctuations between the day that such amount is frozen or detained and transferred and the day of actual purchase of foreign exchange, shall be borne by Party B.

ARTICLE 13  EFFECTIVENESS, AMENDMENT AND CANCELLATION

Article 13.1          This Contract shall become effective after it has been affixed with the official seals of the Parties and signatures of their respective legal representatives or authorized representatives, and shall be terminated on the day on which all amounts payable hereunder have been fully paid off.

Article 13.2          Any amendment to this Contract may be made only in writing by the Parties after achieving consensus through consultations.  The amendment agreement shall be an integral part of this Contract and shall have the same legal effect as this Contract.  This Contract shall remain valid until the amendment agreement has become effective.

Article 13.3          The invalidity or unenforceability of any provision of this Contract shall not affect the validity and enforceability of other provisions of this Contract, nor shall it affect the validity of the entire contract.

Article 13.4          Any amendment to and cancellation of this Contract shall not affect the rights of the Parties to demand for compensation for losses.  Cancellation of this Contract shall not affect the validity of the provisions under this Contract in relation to the settlement of disputes.

ARTICLE 14 SETTLEMENT OF DISPUTES

Article 14.1          The formation, validity, interpretation and performance of and settlement of disputes under this Contract shall be governed by the laws of the People's Republic of China.  During the performance of this Contract, all disputes and disagreements arising from or in relation to this Contract shall first be settled by the Parties through consultation.  If consultation turns out to be unsuccessful, such disputes or disagreements shall be settled pursuant to the method set forth in B below:

A.          to submit the dispute to ________________ arbitration committee for settlement in ______________ (place of arbitration) pursuant to the arbitration rules of such committee in effect when the application for arbitration is submitted.  The arbitral award shall be final and binding upon both Parties.

B.           to be settled by the courts of the place where Party A is located through legal proceedings.

Article 14.2           All relevant fees arising from the settlement of disputes (including but not limited to litigation costs, preservation fees, execution fees, solicitor fees, appraisal fees, auction fees, transfer charges and the like) shall be borne by the losing party.

ARTICLE 15  OTHER PROVISIONS

Article 15.1          Failure or partial failure or delay on the part of Party A to exercise any right under this Contract shall not operate as a waiver or alteration of such right or any other rights, nor shall it affect any further exercise of such right or any other rights by Party A.

Article 15.2          Within 10 days after this Contract has been executed, Party B shall promptly handle the formalities for registration and collection of the Foreign Exchange Loan (on-lending) Registration Certificate with the competent department for exchange control of the place where Party B is located.

Article 15.3          Without the written consent of Party A, Party B shall not transfer all or any portion of its rights and obligations under this Contract.  If Party A transfers its creditor's rights under this Contract to a third party, it shall notify Party B promptly.

Article 15.4          All notices made hereunder shall be delivered to the other Party in writing.  Notices given by personal delivery or by letter shall be deemed effectively given on the date of acknowledgement of receipt by the receiving party; and notices given by facsimile transmission shall be deemed effectively given on the date of receipt of facsimile response from the other Party.

Article 15.5          The original of this Contract is written in Chinese in four counterparts, and each of Party A, Party B, the Real Estate Bureau and the State Land Bureau shall keep one copy.  All copies shall have the same legal effect.

ARTICLE 16  EXPLANATION OF PROVISIONS

Article 16.1          Party B has read all provisions of this Contract.  At the request of Party B, Party A has already provided relevant explanation of the provisions hereof.  Party B has a good knowledge of and has fully understood the meanings of the provisions of this Contract and their corresponding legal consequences.

Article 16.2          Party B shall have the right to enter into this Contract.

ARTICLE 17  OTHER MATTERS AGREED UPON BY THE PARTIES

Article 17.1          __________________________/_________________________________

Article 17.2          __________________________/_________________________________

Party A (Official Seal): Stamped Industrial and Commercial Bank of China	Party B (Official Seal): Stamped Merix Printed Circuits Technology Limited
Person in Charge (Authorized Representative): Signed (Signature or Seal)	Legal Representative (Authorized Representative): Signed (Signature or Seal)
Date: June 26, 2009	Date: June 26, 2009

Appendix:

NOTICE OF DRAWDOWN

To:        Industrial and Commercial Bank of China Huizhou Branch Huinan Sub-branch

Pursuant to the Foreign Exchange Loan Contract (hereinafter referred to as the "Loan Contract") (Contract No. [Huizhou] Branch, [Huinan] Sub-branch, [2009], [Wai Hui Jie] Zi, No. [ 002] ) entered into between your Bank and us on June 26, 2009 , we have already satisfied all conditions precedent to drawdown as agreed under the Loan Contract and hereby deliver to your Bank this irrevocable Notice of Drawdown, and we would like to request your Bank to transfer United States Dollars One Million Five Hundred Thousand Only into the foreign exchange loan special-purpose account opened by us with your Bank on ___________________.

Account No.: 2008020619200180901

As of the date of issue of this Notice of Drawdown, we acknowledge that:

1.           the amount drawn down will be used for the purpose of the loan as set forth in the Loan Contract;

2.           our representations and warranties made under the Loan Contract shall remain true, accurate, complete and valid;

3.           there does not exist any event of default or anticipated event of default under or in relation to the Loan Contract.

Borrower: Merix Printed Circuits Technology Limited
Company Seal Stamped
Legal Representative (Authorized Representative):

(Signature or Seal):	Signed

Date: June 26, 2009

Printed and Prepared by Guangdong Branch in September 2008

SUPPLEMENTAL AGREEMENT

Party A:                      Industrial and Commercial Bank of China Limited, Huizhou Huina Sub-branch

Party B:                      Merix Printed Circuits Technology Limited

Upon consultation, the Parties hereby mutually agree to make the following amendments to certain provisions of the 2009 Wai Hui Jie Zi No. 002 Foreign Exchange Loan Contract of Huizhou Huinan Sub-branch entered into by the Parties:

1. Article 3.1, which reads as follows:

B.           Party A shall have received the following documents and shall have approved the form and substance of each document:

(a)         duplicate copy of the Foreign Exchange Loan (on-lending) Registration Certificate;

(b)         certification on use of foreign exchange account as issued by the competent department for exchange control located at the place of incorporation of Party B;

Shall be amended to read as follows:

B.           Party A shall have received the following documents and shall have approved the form and substance of each document:

(a)         certification on use of foreign exchange account as issued by the competent department for exchange control located at the place of incorporation of Party B;

2. Article 10.1, which reads as follows:

F.           in case of going out of business, dissolution, cessation of production for rectification or revocation of business license, Party B shall repay the principal and interest immediately;

G.           Party B shall inform Party A in writing immediately upon any change of its articles of association, legal representative, business scope, correspondence address or any other important matters;

H.           if Party B is involved in or might be involved in any material economic dispute legal proceedings or arbitration or any other legal proceedings or arbitration which has caused or might cause substantial impairment of the rights of Party A hereunder, Party B shall notify Party A in writing immediately.
Shall be amended to read as follows:

F.           in case of going out of business, dissolution, cessation of production for rectification or revocation of business license, Party B shall repay the principal and interest as soon as reasonably possible subject to non-violation of the stipulations of the relevant laws and regulations;

G.          Party B shall inform Party A in writing within 10 days upon any change of its articles of association, legal representative, business scope, correspondence address or any other important matters;

G.          if Party B is involved in or might be involved in any material economic dispute legal proceedings or arbitration or any other legal proceedings or arbitration which has caused or might cause substantial impairment of the rights of Party A hereunder, Party B shall notify Party A in writing within 10 days after their occurrence.

3.  Article 11.1, which reads as follows:

  If Party B fails to perform the above information disclosure obligations, or should any of the following situations occur in relation to Party B or any of its affiliated parties, which may have any adverse impact on Party B's performance of its obligations under the original contract, Party A shall have the right to take remedial measures provided under this Contract or specified by the laws:

Shall be amended to read as follows:

If Party B fails to perform the above information disclosure obligations, or should any of the following situations occur in relation to Party B or any of its affiliated parties, which may have any adverse impact on Party B's performance of its obligations under this contract, Party A shall have the right to take remedial measures provided under this Contract or specified by the laws:

4. Article 15.2 shall be deleted:

"Within 10 days after this Contract has been executed, Party B shall promptly handle the formalities for registration and collection of the Foreign Exchange Loan (on-lending) Registration Certificate with the competent department for exchange control of the place where Party B is located."

5.This Supplemental Agreement shall be executed in two counterparts with each of Party A and Party B keeping one counterpart, and all counterparts shall have the same legal effect.

Party A (official seal): Stamped	Party B (official seal): Stamped
Person in Charge (or Authorized Representative): (Signature) Signed	Legal Representative (or Authorized Representative): (Signature) Signed
Date: June 26, 2009	Date: June 26, 2009